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                                                                    EXHIBIT 4.12

                          [FORM OF FACE OF DEBENTURE]

                                K N ENERGY, INC.

                         [TITLE OF SERIES OF DEBENTURES]


No. _____                                                    $__________________

      [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING -- EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE INDENTURE, THIS DEBENTURE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

            K N ENERGY, INC., a Kansas corporation (the "Company"), for value received, hereby promise to pay to Wilmington Trust Company, as Institutional Trustee for K N Capital Trust II (the "Trust") or registered assigns, the principal sum of _____________ at the office or agency of the Company referred to below, on ___________, and to pay interest, semi-annually on _________ and ___________, of each year, on said principal sum at said office or agency, at the rate of ____% per annum, from the ___________ or ____________, as the case may be, next preceding the date of this Debenture to which interest has been paid, unless the date hereof is the date to which interest has been paid, in which case from the date of this Debenture, or unless no interest has been paid on the Debentures, in which case from __________, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the ____ day of the calendar month preceding any __________ or __________, as the case may be, and prior to such __________ or
__________, this Debenture shall bear interest from such __________ or
____________; provided, however, that if and to the extent that the Company shall default in the payment of interest due on such __________ or __________, then this Debenture shall bear interest from the next preceding __________ or __________ to which interest has been paid, or, if no interest has been paid on the Debentures, from ____________. The interest so payable on any _________ or __________ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of business on the ____ day of the calendar month preceding such _________ or __________.

            Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            The Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.
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            IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf by the signature of its _______________ and by signature of its _______________.

Dated: _________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION       K N Energy, Inc.
This is one of the Debentures of the
series designated herein referred to in
the within mentioned Indenture.

Wilmington Trust Company, as Trustee          By:_______________________________
                                                 Name:


By:__________________________________
           Authorized Officer
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                       [FORM OF REVERSE SIDE OF DEBENTURE]

                                K N ENERGY, INC.

                         [TITLE OF SERIES OF DEBENTURES]

            This Debenture is one of a duly authorized issue of Debentures of the Company, designated as their _________________ (herein called the "Debentures"), limited (except as otherwise provided in the Indenture referred to below) to the aggregate principal amount of $_________, all issued or to be issued under and pursuant to an Indenture, dated as of___________ (herein called the "Indenture"), duly executed and delivered by the Company, and Wilmington Trust Company, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The Debentures are issuable in registered form only, without coupons, in denominations of $_________ and integral multiples thereof. Terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.

            In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment of supplementation thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debentures at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Debentures. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the outstanding Debentures, on behalf of the holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Debenture shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

            Subject to the terms of the Indenture, the Company may elect to defease and be discharged from any and all obligations with respect to the Debentures, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Debenture.

            [Discussion of provisions relating to redemption, if applicable.]

            [Discussion of extension of interest payment periods, if applicable.]

            No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency prescribed herein.

            Upon the presentment for registration of transfer of this Debenture at the office or agency of the Trustee in the Borough of Manhattan, in the City and State of New York or Wilmington, Delaware, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

            Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee or any Debenture registrar, co-registrar, paying agent or authenticating agent, may deem and treat the registered holder hereof as the absolute owner of this Debenture, for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and the Company or the Trustee or any Debenture registrar, co-registrar, paying agent or authenticating agent shall not be affected by any notice to the contrary.

            THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE DEBENTURES WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.